Filed Pursuant to Rule 433

Registration No. 333-202524

April 11, 2016

FREE WRITING PROSPECTUS

(To Prospectus dated March 5, 2015,

Prospectus Supplement dated March 5, 2015 and

Equity Index Underlying Supplement dated March 5, 2015)

HSBC USA Inc.
Buffered Accelerated Market Participation
SecuritiesTM (“Buffered AMPS”)

▶	Buffered AMPSTM linked to the S&P 500® Index
▶	Maturity of approximately 22 months
▶	2x exposure to any positive return of the reference asset, subject to a maximum return of [21.00-22.00]% (to be determined on the Pricing Date)
▶	Protection from the first 10% of any losses of the reference asset, with 1.1111x exposure to any loss in the reference asset beyond -10%, with a potential loss of 100% of principal
▶	All payments on the securities are subject to the credit risk of HSBC USA Inc.

The Buffered Accelerated Market Participation SecuritiesTM (“Buffered AMPS” or, each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-15 of this free writing prospectus.

The Estimated Initial Value of the securities on the Pricing Date is expected to be between $975 and $995 per security, which will be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page FWP-5 and “Risk Factors” beginning on page FWP-9 of this document for additional information.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-9 of this document, page S-1 of the accompanying prospectus supplement and page S-2 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Underwriting Discount[1]	Proceeds to Issuer
Per security	$1,000
Total

1HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 0.25% per $1,000 Principal Amount in connection with the distribution of the securities to other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-15 of this free writing prospectus.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Buffered Accelerated Market Participation SecuritiesTM (Buffered AMPS)

Linked to the S&P 500® Index

Indicative Terms*

Principal Amount	$1,000 per security
Reference Asset	The S&P 500® Index (“SPX”)
Term	22 months
Upside Participation Rate	200% (2x) exposure to any positive Reference Return, subject to the Maximum Cap.
Buffer Level:	-10%
Downside Leverage Factor	1.1111x
Payment at Maturity per Security

If the Reference Return is greater than zero, you will receive the lesser of:

a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

b) $1,000 + ($1,000 × Maximum Cap).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level:

$1,000 (zero return).

If the Reference Return is less than the Buffer Level:

$1,000 + ($1,000 × (Reference Return + 10%) x Downside Leverage Factor).

For example, if the Reference Return is -11%, you will suffer a 1.1111% loss and receive 98.8889% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Level, you will lose up to 100% of your investment.

Reference Return	Final Level – Initial Level Initial Level
Maximum Cap	[21.00-22.00]% (to be determined on the Pricing Date)
Initial Level	The Official Closing Level of the Reference Asset on the Pricing Date.
Final Level	The arithmetic average of the Official Closing Levels of the Reference Asset on each of the Valuation Dates.
Pricing Date	April 12, 2016
Trade Date	April 12, 2016
Original Issue Date	April 15, 2016
Valuation Dates	February 6, 2018, February 7, 2018, February 8, 2018, February 9, 2018 and February 12, 2018 (the “Final Valuation Date”).
Maturity Date	February 15, 2018
CUSIP	40433ULL8

* As more fully described beginning on page FWP-4.

The Buffered AMPSTM

For investors who seek exposure to the Reference Asset and who believe the Reference Asset will appreciate over the term of the Buffered AMPS, the Buffered AMPS provide an opportunity for accelerated returns (subject to the Maximum Cap). If the Reference Return is below the Buffer Level, then the Buffered AMPS are exposed to the Downside Leverage Factor of 1.1111x to any potential decline of the Reference Asset beyond -10%.

If the Reference Asset appreciates over the term of the securities, you will realize 200% (2x) of the Reference Asset appreciation, up to the Maximum Cap. If the Reference Asset declines, you will lose 1.1111% of your investment for every 1% decline in the Reference Asset beyond the -10% Buffer Level. If the Reference Return is less than the Buffer Level, the return on your securities will be negative, and despite the inclusion of the Buffer Level, due to the Downside Leverage Factor you may lose 100% of your investment.

The offering period for the Buffered AMPS is through April 12, 2016

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting the Upside Participation Rate of 200% (2x), the Buffer Level of -10% and the Downside Leverage Factor of 1.1111x and assuming a Maximum Cap of 21.00%. The actual Maximum Cap will be determined on the Pricing Date.

Information about the Reference Asset

The S&P 500 Index (“SPX”)
The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The graph above illustrates the daily five year performance of the Reference Asset through April 8, 2016. The closing levels in the graph above were obtained from the Bloomberg Professional® Service. Past performance is not necessarily an indication of future results. For further information on the Reference Asset please see “The S&P 500® Index” on page FWP-14 and in the accompanying Equity Index Underlying Supplement. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Asset.

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HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM (Buffered AMPS) Linked to the S&P 500® Index

This free writing prospectus relates to an offering of Buffered Accelerated Market Participation Securities. The securities will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and Equity Index Underlying Supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is less than the Buffer Level, lose up to 100% of your principal.

This free writing prospectus relates to an offering of securities linked to the performance of the S&P 500® Index. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset, as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per security
Reference Asset:	The S&P 500® Index (“SPX”)
Trade Date:	April 12, 2016
Pricing Date:	April 12, 2016
Original Issue Date:	April 15, 2016
Valuation Dates:	February 6, 2018, February 7, 2018, February 8, 2018, February 9, 2018 and February 12, 2018 (the “Final Valuation Date”), subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date, and expected to be February 15, 2018. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.
Final Settlement Value:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b) $1,000 + ($1,000 × Maximum Cap).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 15%) x Downside Leverage Factor).

Under these circumstances, you will lose 1.1111% of the Principal Amount for each percentage point that the Reference Return is below the Buffer Level. For example, if the Reference Return is -11%, you will suffer a 1.1111% loss and receive 98.8889% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Level, you will lose up to 100% of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Maximum Cap:	[21.00-22.00]% (to be determined on the Pricing Date)
Buffer Level:	-10%
Upside Participation Rate:	200%
Downside Leverage Factor:	1.1111x
Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.

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Final Level:	The arithmetic average of the Official Closing Levels of the Reference Asset on each of the Valuation Dates.
Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the level displayed on the Bloomberg Professional® service page “SPX <INDEX>”, any successor page on the Bloomberg Professional® service or any successor service, as applicable.
Form of Securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
CUSIP / ISIN:	40433ULL8 / US40433ULL88
Estimated Initial Value:	The Estimated Initial Value of the securities will be less than the price you pay to purchase the securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Pricing Date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Risk Factors — The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.”

The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.

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GENERAL

This free writing prospectus relates to an offering of securities linked to the Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of securities relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and the Equity Index Underlying Supplement dated March 5, 2015. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or Equity Index Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-9 of this free writing prospectus, page S-1 of the prospectus supplement and page S-2 of the Equity Index Underlying Supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049. You may also obtain:

▶	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014327/v403626_424b2.htm

▶	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

▶	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

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PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b) $1,000 + ($1,000 × Maximum Cap).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%) x Downside Leverage Factor).

Under these circumstances, you will lose 1.1111% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level. For example, if the Reference Return is -11%, you will suffer a 1.1111% loss and receive 98.8889% of the Principal Amount, subject to the credit risk of HSBC. You should be aware that if the Reference Return is less than the Buffer Level, you will lose up to 100% of your investment.

Interest

The securities will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor

S&P Dow Jones Indices LLC, a part of McGraw-Hill Financial, is the reference sponsor.

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INVESTOR SUITABILITY

The securities may be suitable for you if:

▶	You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe the level of the Reference Asset will increase over the term of the securities.

▶	You are willing to invest in the securities based on the Maximum Cap, which may limit your return at maturity. The actual Maximum Cap will be determined on the Pricing Date.

▶	You are willing to make an investment that is exposed to the Downside Leverage Factor of 1.1111x for each percentage point that the Reference Return is less than -10% and you understand that the leverage factor may magnify your losses up to a 100% loss of your investment.

▶	You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▶	You are willing to forgo dividends or other distributions paid to holders of the stocks comprising the Reference Asset.

▶	You do not seek current income from your investment.

▶	You do not seek an investment for which there is an active secondary market.

▶	You are willing to hold the securities to maturity.

▶	You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

▶	You believe the Reference Return will be negative or that the Reference Return will not be sufficiently positive to provide you with your desired return.

▶	You are unwilling to invest in the securities based on the Maximum Cap, which may limit your return at maturity. The actual Maximum Cap will be determined on the Pricing Date.

▶	You are unwilling to make an investment that is exposed to the Downside Leverage Factor of 1.1111x for each percentage point that the Reference Return is below -10%, up to a 100% loss of your investment.

▶	You seek an investment that provides full return of principal.

▶	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▶	You prefer to receive the dividends or other distributions paid on the stocks comprising the Reference Asset.

▶	You seek current income from your investment.

▶	You seek an investment for which there will be an active secondary market.

▶	You are unable or unwilling to hold the securities to maturity.

▶	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-1 in the accompanying prospectus supplement and page S-2 of the Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement, prospectus and Equity Index Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

▶	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

▶	“— General Risks Related to Indices” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

The securities do not guarantee any return of principal if the Reference Return is negative. You will be exposed on a leveraged basis to any decline in the Final Level from the Initial Level beyond the Buffer Level of -10%, which will magnify your losses up to a 100% loss of your investment. Accordingly, if the Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities. You will lose up to 100% of your investment at maturity if the Reference Return is less than the Buffer Level.

The appreciation on the securities is limited by the Maximum Cap.

You will not participate in any appreciation in the level of the Reference Asset (as multiplied by the Upside Participation Rate) beyond the Maximum Cap of [21.00-22.00]% (to be determined on the Pricing Date). You will not receive a return on the securities greater than the Maximum Cap.

The amount payable on the securities is not linked to the level of the Reference Asset at any time other than on the Valuation Dates.

The Final Level will be based on the Official Closing Levels of the Reference Asset on the Valuation Dates, subject to postponement for non-trading days and certain market disruption events. Even if the level of the Reference Asset appreciates prior to the Valuation Dates but then decreases on the Valuation Dates to a level that is below the Initial Level, the Payment at Maturity will be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the level of the Reference Asset prior to such decrease. Although the actual level of the Reference Asset on the Maturity Date or at other times during the term of the securities may be higher than the Final Level, the Payment at Maturity will be based solely on the Official Closing Levels of the Reference Asset on the Valuation Dates.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor of the Reference Asset concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities.

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The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.

The Estimated Initial Value of the securities will be calculated by us on the Pricing Date and will be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the securities may be lower if it were based on the levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The price of your securities in the secondary market, if any, immediately after the Pricing Date will be less than the price to public.

The price to public takes into account certain costs. These costs, which will be used or retained by us or one of our affiliates, include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If we were to repurchase your securities immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the securities.

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately 12 months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the securities based on changes in market conditions and other factors that cannot be predicted.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

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Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level of the Reference Asset. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Securities” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following terms:

▶	Principal Amount:	$1,000
▶	Upside Participation Rate:	200%
▶	Downside Leverage Factor:	1.1111x
▶	Hypothetical Maximum Cap:	21.50% (the midpoint of the Maximum Cap range of [21.00-22.00]%)*
▶	Buffer Level:	-10%

*The actual Maximum Cap will be determined on the Pricing Date.

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Securities
100.00%	$1,210.00	21.00%
75.00%	$1,210.00	21.00%
50.00%	$1,210.00	21.00%
30.00%	$1,210.00	21.00%
20.00%	$1,210.00	21.00%
10.50%	$1,210.00	21.00%
10.00%	$1,200.00	20.00%
5.00%	$1,100.00	10.00%
2.00%	$1,040.00	4.00%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-20.00%	$888.889	-11.1111%
-30.00%	$777.778	-22.2222%
-40.00%	$666.667	-33.3333%
-50.00%	$555.556	-44.4444%
-60.00%	$444.444	-55.5556%
-70.00%	$333.333	-66.6667%
-80.00%	$222.222	-77.7778%
-90.00%	$111.111	-88.8889%
-100.00%	$0.00	-100.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The Reference Return is 2.00%.

Reference Return:	2.00%
Final Settlement Value:	$1,040.00

Because the Reference Return is positive, and the Reference Return multiplied by the Upside Participation Rate is less than the hypothetical Maximum Cap, the Final Settlement Value would be $1,040.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)
= $1,000 + ($1,000 × 2.00% × 200%)
= $1,040.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by 200% when the Reference Return is positive and, as multiplied by the Upside Participation Rate, equal to or less than the hypothetical Maximum Cap.

Example 2: The Reference Return is 60.00%.

Reference Return:	60.00%
Final Settlement Value:	$1,210.00

Because the Reference Return is positive, and the Reference Return multiplied by the Upside Participation Rate is greater than the hypothetical Maximum Cap, the Final Settlement Value would be $1,210.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Maximum Cap)
= $1,000 + ($1,000 × 21.00%)
= $1,210.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the hypothetical Maximum Cap when the Reference Return is positive and the Reference Return multiplied by 200% exceeds the hypothetical Maximum Cap.

Example 3: The Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the Buffer Level of -10%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount (a zero return).

Example 3 shows that you will receive the return of your principal investment where the level of the Reference Asset declines by no more than 10% over the term of the securities.

Example 4: The Reference Return is -30.00%.

Reference Return:	-30.00%
Final Settlement Value:	$777.778

Because the Reference Return is less than the Buffer Level of -10%, the Final Settlement Value would be $777.778 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%) x Downside Leverage Factor)
= $1,000 + ($1,000 × (-30% + 10%) x 1.1111)
= $777.778

Example 4 shows that you are exposed on a leveraged basis to declines in the level of the Reference Asset beyond the Buffer Level of -10%. YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

FWP-13

INFORMATION RELATING TO THE REFERENCE ASSET

THE S&P 500® Index (“SPX”)

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of March 31, 2016 were: Information Technology, Financials, Health Care, Consumer Discretionary and Consumer Staples.

For more information about the SPX, see “S&P 500® Index” on page S-44 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from January 2, 2008 through April 8, 2016. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX on the Valuation Dates.

FWP-14

EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this free writing prospectus. In that case, the five scheduled trading days immediately preceding the date of acceleration will be used as the Valuation Dates for purposes of determining the Reference Return, and the accelerated maturity date will be three business days after the accelerated Final Valuation Date. If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated maturity date will also be postponed by an equal number of business days.

If the securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers, or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the price to public set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 0.25% per $1,000 Principal Amount in connection with the distribution of the securities to other registered broker-dealers.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-59 in the prospectus supplement.

FWP-15

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

We will not attempt to ascertain whether any of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

Recently finalized Treasury Regulations provide that withholding on “dividend equivalent” payments (as discussed in the accompanying prospectus supplement), if any, will not apply to securities issued before January 1, 2017. Additionally, the IRS has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the accompanying prospectus supplement) on payments of gross proceeds from a sale, exchange, redemption or other disposition of the securities will only apply to dispositions after December 31, 2018.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-16

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

 HSBC USA Inc.

$     Buffered Accelerated Market
Participation SecuritiesTM Linked to
the S&P 500® Index

April 11, 2016

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-7
Investor Suitability	FWP-8
Risk Factors	FWP-9
Illustrative Examples	FWP-12
Information Relating to the Reference Asset	FWP-14
Events of Default and Acceleration	FWP-15
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-15
U.S. Federal Income Tax Considerations	FWP-16

Equity Index Underlying Supplement
Disclaimer	S-1
Risk Factors	S-2
The DAX® Index	S-7
The Dow Jones Industrial AverageSM	S-9
The EURO STOXX 50® Index	S-11
The FTSETM 100 Index	S-13
The Hang Seng® Index	S-14
The Hang Seng China Enterprises Index®	S-16
The KOSPI 200 Index	S-19
The MSCI Indices	S-22
The NASDAQ-100 Index®	S-26
The Nikkei 225 Index	S-30
The PHLX Housing SectorSM Index	S-32
The Russell 2000® Index	S-36
The S&P 100® Index	S-40
The S&P 500® Index	S-44
The S&P 500® Low Volatility Index	S-47
The S&P BRIC 40 Index	S-50
The S&P MidCap 400® Index	S-52
The TOPIX® Index	S-55
Additional Terms of the Notes	S-57

Prospectus Supplement
Risk Factors	S-1
Pricing Supplement	S-8
Description of Notes	S-10
Use of Proceeds and Hedging	S-33
Certain ERISA Considerations	S-34
U.S. Federal Income Tax Considerations	S-37
Supplemental Plan of Distribution (Conflicts of Interest)	S-59

Prospectus
About this Prospectus	1
Risk Factors	2
Where You Can Find More Information	3
Special Note Regarding Forward-Looking Statements	4
HSBC USA Inc.	6
Use of Proceeds	7
Description of Debt Securities	8
Description of Preferred Stock	19
Description of Warrants	25
Description of Purchase Contracts	29
Description of Units	32
Book-Entry Procedures	35
Limitations on Issuances in Bearer Form	40
U.S. Federal Income Tax Considerations Relating to Debt Securities	40
Plan of Distribution (Conflicts of Interest)	49
Notice to Canadian Investors	52
Notice to EEA Investors	53
Notice to UK Investors	54
UK Financial Promotion	54
Certain ERISA Matters	55
Legal Opinions	57
Experts	58